SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 26, 2012

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

     Mississippi                                                      0-13089                                                     64-0693170
-------------------------------------------------------------    -------------------------------------------------     ----------------------------------------------------
 (State or other jurisdiction of incorporation)              (Commission File Number)                  (I.R.S. Employer Identification Number)

One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi               39501
          --------------------------------------------------------------------------------------                       ---------------------------------------------
                                 (Address of principal executive offices)                                                                 (Zip code)

(228) 868-4000
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(Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02 Results of Operations and Financial Condition.  On January 26, 2012, Hancock Holding Company issued a press release reporting its fourth quarter earnings for the period ending December 31, 2011. A copy of this press release and the accompanying financial statements are attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.  On January 26, 2012, Hancock Holding Company issued a press release reporting its fourth quarter earnings for the period ending December 31, 2011. A copy of this press release and the accompanying financial statements are attached hereto as Exhibit 99.1. This information is furnished under both Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure.

The information in this Form 8-K and Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01. Financial Statements and Exhibits

    (d)  Exhibits.

Exhibit No.	Description
99.1	Earnings Release dated January 26, 2012 for Quarter Ended 12/31/2011

 SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 26, 2012

                                                           HANCOCK HOLDING COMPANY
                                                                  (Registrant)

                                                           By:   /s/ Michael M. Achary
                                                            Michael M. Achary
                                                            Chief Financial Officer

Exhibit 99.1

For Immediate Release
January 26, 2012

For More Information
Trisha Voltz Carlson, SVP, Investor Relations Manager
504.299.5208
trisha_carlson@hancockbank.com

Hancock reports fourth quarter 2011 financial results

GULFPORT, Miss.  (January 26, 2012) — Hancock Holding Company (Nasdaq: HBHC) (the “Company” or “Hancock”) today announced financial results for the fourth quarter of 2011.  Operating income for the fourth quarter of 2011 was $45.1 million or $.53 per diluted common share compared to $45.2 million, or $.53, and $17.0 million, or $.46, in the third quarter of 2011 and fourth quarter of 2010, respectively.  Operating income is defined as net income excluding tax-effected merger costs and securities transactions gains or losses.  Included in the financial tables is a reconciliation of net income to operating income.

Hancock's return on average assets, excluding merger-related items and securities transactions, was 0.93% for the fourth quarter of 2011, a slight improvement from the third quarter of 2011, and an increase of 10 basis points (bps) over the prior year period.

Net income for the fourth quarter of 2011 was $19.0 million, or $.22 per diluted common share, compared to $30.4 million, or $.36, and $17.0 million, or $.46, respectively, in the third quarter of 2011 and fourth quarter of 2010.  Included in pre-tax earnings for the fourth quarter of 2011 were $40.2 million of merger-related costs.  Pre-tax merger costs for the third quarter of 2011 totaled $22.8 million. Merger costs in the fourth quarter of 2010 were immaterial.

The Company's pre-tax, pre-provision profit for the fourth quarter of 2011 was $76.5 million compared to $73.9 million in the third quarter of 2011.  Pre-tax pre-provision profit is total revenue (TE) less non-interest expense and excludes merger-related costs and securities transactions.  Included in the financial tables is a reconciliation of net income to pre-tax, pre-provision profit.

"The fourth quarter’s results reflect the ongoing integration of two well-known Gulf South brands, the continued retention of legacy business and the successful generation of new business across our footprint,” said Hancock's President and Chief Executive Officer Carl J. Chaney.  “We are pleased to report net loan growth this quarter and we are bringing in new customers with products such as trust, treasury management, international and specialty finance.  We remain focused on expense control as evidenced by a decline in total operating expense during the quarter.  I am proud of what our bankers have accomplished to-date and look forward to what the future holds.”

On June 4, 2011, Hancock completed its acquisition of Whitney Holding Corporation (“Whitney”) headquartered in New Orleans, Louisiana.  The impact of the acquisition is reflected in the Company’s financial information from the acquisition date.  Under purchase accounting, the Whitney balance sheet was marked to fair value at acquisition date.  The fourth quarter’s results reflect changes made for updated purchase accounting valuations.  Goodwill and other intangibles increased approximately $33 million.

On September 16, 2011, the Company completed the sale of seven Whitney Bank branches located on the Mississippi Gulf Coast and one Whitney branch in Bogalusa, Louisiana.  Hancock and Whitney agreed to sell the eight branches to resolve certain branch concentration concerns of the U.S. Department of Justice relating to the merger of Whitney into Hancock.  As part of the divestiture, Hancock sold approximately $47 million in loans and approximately $180 million in deposits.

On December 29, 2011, the Company completed the sale of Magna Insurance Company (“Magna”), a wholly-owned subsidiary, with a negligible impact on results for the fourth quarter.  While the Company is still focused on growing Hancock and Whitney insurance agencies, Magna was no longer part of the overall insurance strategy.

Highlights & Key Operating Items from Hancock's Fourth Quarter Results

Total assets at December 31, 2011, were $19.8 billion, compared to $19.4 billion at September 30, 2011.

Loans
Total loans at December 31, 2011 were $11.2 billion, an increase of $75 million, or 1%, from September 30, 2011.  The linked-quarter increase reflects growth in the commercial and industrial (C&I) portfolio, the residential mortgage and consumer loan portfolios.  Linked-quarter declines in both construction and commercial real estate loans reflect in part anticipated payoffs and scheduled paydowns in excess of new loans funded within these portfolios.  Adjusting for the $50 million decline in the FDIC covered Peoples First portfolio during the fourth quarter, total loans increased $125 million.

For the quarter ended December 31, 2011, Hancock's average total loans were $11.1 billion compared to $11.2 billion in the third quarter of 2011.

Deposits
Total deposits at December 31, 2011 were $15.7 billion, up $421 million, or 3%, from September 30, 2011.  The linked-quarter increase reflects year-end seasonality of both commercial and public fund customers.  Historically, both legacy Hancock and legacy Whitney customers have built deposits at year-end, with some of those deposits leaving in the first quarter, particularly in DDA balances.

Noninterest-bearing demand deposits (DDAs) totaled $5.5 billion at December 31, 2011, up $466 million, or 9%, compared to September 30, 2011.  Noninterest-bearing demand deposits comprised 35% of total period-end deposits at December 31, 2011, compared to 33% at September 30, 2011.

Interest bearing public fund deposits totaled $1.6 billion at year-end 2011, up $258 million, or 19%, from September 30, 2011.  The increase is mainly related to seasonal tax collections toward year end.

Time deposits (CDs) totaled $2.9 billion at December 31, 2011, down $279 million compared to $3.1 billion at September 30, 2011.  During the fourth quarter, approximately $835 million of time deposits matured at an average rate of 1.25%, of which approximately 71% renewed at an average cost of .31%.  Included in the decline is approximately $56 million from the anticipated runoff in the Peoples First time deposit portfolio.  There are approximately $1.6 billion of CDs scheduled to mature within the next two quarters at an average rate of 1.22%.  In the current low rate environment management continues to expect customers will be motivated to hold funds in no or low-cost transaction accounts until rates begin to rise.

Average deposits for the fourth quarter of 2011 were $15.3 billion compared to $15.5 billion in the third quarter of 2011.

Asset Quality
The Company's allowance for loan losses was $124.9 million at December 31, 2011, compared to $118.1 million at September 30, 2011.  The ratio of the allowance for loan losses to period-end loans was 1.12% at December 31, 2011, compared to 1.06% at September 30, 2011.

Hancock recorded a total provision for loan losses for the fourth quarter of 2011 of $11.5 million compared to $9.3 million in the third quarter of 2011.  The fourth quarter total provision included $1.3 million, net, related to the Peoples First portfolio which is covered under a FDIC loss-sharing agreement, compared to $.2 million for the third quarter of 2011.  During the fourth quarter of 2011 the Company recorded a $19.0 million increase in the allowance for losses related to impairment of certain pools of covered loans.  The allowance increase was mostly offset by a $17.7 million increase in the Company’s FDIC loss share indemnification asset.

Net charge-offs from the non-covered loan portfolio were $11.3 million, or .40% of average total loans on an annualized basis.  This compares to net non-covered loan charge-offs of $7.8 million, or .28% of average total loans, for the third quarter of 2011.  Net charge-offs from previously impaired loan pools in the covered portfolio were $11.1 million for the fourth quarter of 2011.

 The allowance calculated on the loan portfolio that excludes covered loans and loans acquired at fair value in the Whitney merger totaled $83.2 million, or 1.70% of this portfolio at December 31, 2011 and $84.4 million, or 1.86% at September 30, 2011.

Non-performing assets (NPAs) totaled $278 million at December 31, 2011, compared to $238 million at September 30, 2011.  Non-performing assets as a percent of total loans and foreclosed assets was 2.45% at December 31, 2011, compared to 2.12% at September 30, 2011.  The overall increase in NPAs reflects movement to foreclosed assets from the covered Peoples First portfolio and a movement to non-accrual status of several previously identified legacy Hancock commercial real estate-related credits.  Non-performing loans exclude loans from Whitney’s and Peoples First’s acquired credit-impaired loan portfolios that were recorded at estimated fair value at acquisition and are accreting interest income.

Additional asset quality metrics for the acquired (Whitney), covered (Peoples First) and originated (Hancock legacy plus all newly originated loans) portfolios are included in the financial tables.

Net Interest Income
Net interest income (TE) for the fourth quarter of 2011 was $181.3 million, compared to $180.2 million in the third quarter of 2011.

Average earning assets were $16.4 billion in the fourth quarter of 2011 compared to $16.6 billion in the third quarter of 2011.

The net interest margin (TE) was 4.39% for the fourth quarter of 2011, compared to 4.32% for the third quarter of 2011.  Net purchase accounting adjustments for the Whitney transaction added approximately 37bps and 24bps to the fourth quarter and third quarter net interest margins, respectively.

The margin continued to be favorably impacted by a shift in funding sources and a decline in funding costs (6bps), offset by a less favorable shift in the mix of earning assets and a decline in investment portfolio yields (46bps).

Non-interest Income
Non-interest income totaled $60.6 million for the fourth quarter of 2011 compared to $65.0 million in the third quarter of 2011.  Approximately 60%, or $2.5 million, of the linked-quarter decline in non-interest income reflects the anticipated impact of the reduction in interchange rates related to the Durbin amendment.  These changes were implemented in the beginning of the fourth quarter.  Beginning in the first quarter of 2012, the Company expects an additional $2 million per quarter in lost income related to the new interchange rates.

Trust fees totaled $7.4 million for the fourth quarter of 2011, up $.2 million from third quarter of 2011, reflecting new business.  Investment and annuity fees of $4.0 million for the fourth quarter of 2011 were down $.7 million linked-quarter.

There were no significant changes to other recurring sources of income during the fourth quarter.

Non-interest Expense & Taxes
Operating expense for the fourth quarter of 2011 totaled $165.4 million, down from $171.3 million in the third quarter of 2011.  Operating expense excludes merger-related expenses.  The linked-quarter decline mainly reflects a $4 million reduction in personnel expense and a $3 million reduction in ORE expense.

The efficiency ratio, excluding merger costs, was 65.39% for the fourth quarter of 2011 compared to 66.98% for the third quarter of 2011.

The effective income tax rate for the fourth quarter of 2011 was 13%, down from 22% in the third quarter of 2011.  The effective tax rate for full-year 2011 was 19%.  The effective income tax rate continues to be less than the statutory rate of 35%, due primarily to tax-exempt interest income and tax credits.

Integration Update
The integration of Whitney into Hancock continues to progress as scheduled.  The core systems conversion remains on track and is scheduled for March 16, 2012.  The trust systems successfully converted at the end of 2011.

Merger-related expenses incurred to-date total approximately $87 million.  Management currently expects that total merger costs related to the Whitney acquisition will be less than the previous guidance of approximately $125 million pre-tax.  The majority of the remaining expenses are expected to be booked in the first quarter of 2012.

The Company realized approximately $21 million in merger-related cost saves during the fourth quarter of 2011 compared to the base period (proforma 3Q10) expense levels, or 63% of its projected target.  Management remains confident it will meet its total projected annual cost saves of $134 million by the beginning of 2013.

Capital
Hancock continues to remain well capitalized, with total equity of $2.4 billion at year-end 2011.  The Company's tangible common equity ratio was 7.96% at December 31, 2011, a decline of 60bps from 8.56% at September 30, 2011.  About half of the decline is related to actuarial losses arising from the normal year-end retirement plan revaluations.  The remainder of the decline reflects an increase in total assets during the quarter and a change to goodwill reflecting updated purchase accounting valuations.  Additional capital ratios are included in the financial tables.

Conference Call
Management will host a conference call for analysts and investors at 9:00 a.m. Central Daylight Time Friday, January 27, 2012 to review the results.  A live listen-only webcast of the call will be available under the Investor Relations section of Hancock’s website at www.hancockbank.com.

To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429.  An audio archive of the conference call will be available under the Investor Relations section of Hancock’s website.  A replay of the call will also be available through February 3, 2012, by dialing (855) 859-2056 or (404) 537-3406, passcode 40620591.

About Hancock Holding Company
Hancock Holding Company, the parent company of Hancock Bank and Whitney Bank, operates a combined total of nearly 300 full-service bank branches and almost 400 ATMs across a Gulf south corridor comprising South Mississippi; southern and central Alabama; southern Louisiana; the northern, central, and Panhandle regions of Florida; and Houston, Texas.

The Hancock Holding Company family of financial services companies also includes Hancock Investment Services, Inc.; Hancock Insurance Agency and Whitney Insurance Agency, Inc.; and corporate trust offices in Gulfport and Jackson, Miss., New Orleans and Baton Rouge, La., and Orlando, Fla.; and Harrison Finance Company.

Additional information is available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements
"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies' anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions.  Forward-looking statements reflect management’s current views and provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.  The forward-looking statements made in this release include, but may not be limited to, comments with respect to, loan growth, deposit trends, credit quality trends, future profitability, purchase accounting impacts such as accretion levels, the timing, merger costs, cost synergies, profitability and long-term success of the Hancock/Whitney integration and the financial impact of regulatory requirements such as the Durbin amendment.

Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.  Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance in future periods could differ materially from those set forth in the forward-looking statements.  Factors that could cause Hancock’s actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors outlined in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov), the anticipated benefits from the Whitney acquisition  such as it being accretive to earnings, expanding our geographic presence and synergies are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate; the ability to promptly and effectively integrate the businesses of Whitney and Hancock; reputational risks and the reaction of the company’s customers to the transaction; unanticipated losses related to the integration of, and accounting for, acquired business and assets, current market volatility and diversion of management time on merger-related issues.

You are cautioned not to place undue reliance on these forward-looking statements.  Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2011	9/30/2011	12/31/2010	12/31/2011	12/31/2010
Per Common Share Data

Earnings per share:
Basic	$0.22	$0.36	$0.46	$1.16	$1.41
Diluted	$0.22	$0.36	$0.46	$1.15	$1.40
Operating earnings per share: (a)
Basic	$0.53	$0.53	$0.46	$2.03	$1.47
Diluted	$0.53	$0.53	$0.46	$2.02	$1.46
Cash dividends per share	$0.24	$0.24	$0.24	$0.96	$0.96
Book value per share (period-end)	$27.95	$28.65	$23.22	$27.95	$23.22
Tangible book value per share (period-end)	$17.76	$18.78	$21.18	$17.76	$21.18
Weighted average number of shares:
Basic	84,696	84,699	36,916	65,590	36,876
Diluted	85,332	84,985	37,065	66,070	37,054
Period-end number of shares	84,705	84,698	36,893	84,705	36,893
Market data:
High sales price	$33.72	$33.25	$37.26	$35.68	$45.86
Low sales price	$25.38	$25.61	$28.88	$25.38	$26.82
Period end closing price	$31.97	$26.81	$34.86	$31.97	$34.86
Trading volume	41,076	38,205	13,701	137,360	50,102

Other Period-end Data

FTE headcount	4,745	4,742	2,271	4,745	2,271
Tangible common equity	$1,504,671	$1,590,264	$781,420	$1,504,671	$781,420
Tier I capital	$1,506,218	$1,549,465	$782,301	$1,506,218	$782,301
Goodwill and indefinite lived assets	$651,162	$629,688	$61,631	$651,162	$61,631
Amortizing intangibles	$211,075	$206,424	$13,204	$211,075	$13,204

Performance Ratios

Return on average assets	0.39%	0.62%	0.83%	0.52%	0.62%
Return on average assets (operating) (a)	0.93%	0.92%	0.83%	0.90%	0.64%
Return on average common equity	3.11%	4.98%	7.71%	4.26%	6.03%
Return on average common equity (operating) (a)	7.39%	7.40%	7.71%	7.40%	6.27%
Tangible common equity ratio	7.96%	8.56%	9.69%	7.96%	9.69%
Earning asset yield (TE)	4.83%	4.82%	4.97%	4.83%	5.01%
Total cost of funds	0.44%	0.50%	0.91%	0.57%	1.13%
Net interest margin (TE)	4.39%	4.32%	4.06%	4.25%	3.88%
Noninterest expense as a percent of total revenue (TE)
before amortization of purchased intangibles
and securities transactions and merger expenses	65.39%	66.98%	66.05%	66.35%	65.24%
Net charge-offs - non-covered as a percent of average loans	0.40%	0.28%	0.78%	0.40%	1.01%
Allowance for loan losses as a percent of period-end loans	1.12%	1.06%	1.65%	1.12%	1.65%
Allowance for loan losses to non-performing loans + accruing loans
90 days past due	101.00%	101.27%	51.35%	101.00%	51.35%
Average loan/deposit ratio	72.80%	72.76%	73.65%	72.67%	72.36%
Noninterest income excluding
securities transactions as a percent of
total revenue (TE)	25.05%	26.49%	32.81%	27.91%	32.69%
(a) Excludes tax-effected merger related expenses and securities transactions

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2011	9/30/2011	12/31/2010	12/31/2011	12/31/2010
Asset Quality Information

Non-accrual loans (a)	$99,618	$100,949	$112,274	$99,618	$112,274
Restructured loans (b)	18,145	14,048	12,641	18,145	12,641
Total non-performing loans	117,763	114,997	124,915	117,763	124,915
Foreclosed assets	159,751	123,140	33,277	159,751	33,277
Total non-performing assets	$277,514	$238,137	$158,192	$277,514	$158,192
Non-performing assets as a percent of loans and foreclosed assets	2.45%	2.12%	3.17%	2.45%	3.17%
Accruing loans 90 days past due (a)	$5,880	$1,638	$1,492	$5,880	$1,492
Accruing loans 90 days past due as a percent of loans	0.05%	0.01%	0.03%	0.05%	0.03%
Non-performing assets + accruing loans 90 days past due
to loans and foreclosed assets	2.50%	2.14%	3.19%	2.50%	3.19%

Net charge-offs - non-covered	$11,298	$7,825	$9,756	$33,805	$50,682
Net charge-offs - covered	$11,100	-	-	$11,475	-
Net charge-offs - non-covered as a percent of average loans	0.40%	0.28%	0.78%	0.40%	1.01%

Allowance for loan losses	$124,881	$118,113	$81,997	$124,881	$81,997
Allowance for loan losses as a percent of period-end loans	1.12%	1.06%	1.65%	1.12%	1.65%
Allowance for loan losses to non-performing loans + accruing loans
90 days past due	101.00%	101.27%	51.35%	101.00%	51.35%

Provision for loan losses	$11,512	$9,256	$11,390	$38,732	$65,991

(a) Non-accrual loans and accruing loans past due 90 days or more do not include acquired credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(b) Included in restructured loans are $4.1 million and $4.4 million in non-accrual loans at 12/31/2011 and 9/30/2011, respectively. Total excludes acquired credit-impaired loans.

Allowance for Loan Losses

Beginning Balance	$118,113	$112,407	$79,725	$81,997	$66,050
Provision for loan losses before FDIC benefit - covered loans	18,990	4,500	672	52,437	672
Benefit attributable to FDIC loss share agreement	(17,654)	(4,275)	(638)	(49,431)	(638)
Provision for loan losses - non-covered loans	10,176	9,031	11,356	35,726	65,957
Net provision for loan losses	11,512	9,256	11,390	38,732	65,991
Increase in indemnification asset	17,654	4,275	638	49,431	638
Charge-offs - non-covered	22,561	14,530	11,626	58,788	58,266
Charge-offs - covered	11,100	-	-	11,475	-
Recoveries - non-covered	11,263	6,705	1,870	24,984	7,584
Net charge-offs	22,398	7,825	9,756	45,279	50,682
Ending Balance	$124,881	$118,113	$81,997	$124,881	$81,997

Net Charge-off Information

Net charge-offs - non-covered:
Commercial/real estate loans	$7,903	$5,174	$5,987	$23,638	$35,902
Residential mortgage loans	799	285	1,024	1,529	3,875
Consumer loans	2,596	2,366	2,745	8,638	10,905
Total net charge-offs - non-covered	$11,298	$7,825	$9,756	$33,805	$50,682

Average loans:
Commercial/real estate loans	$7,989,294	$8,141,068	$3,087,181	$5,967,995	$3,094,845
Residential mortgage loans	1,492,347	1,527,915	702,285	1,137,922	733,996
Consumer loans	1,660,547	1,579,745	1,162,067	1,408,104	1,176,912
Total average loans	$11,142,188	$11,248,728	$4,951,533	$8,514,021	$5,005,753

Net charge-offs - non-covered to average loans:
Commercial/real estate loans	0.39%	0.25%	0.77%	0.40%	1.16%
Residential mortgage loans	0.21%	0.08%	0.58%	0.14%	0.53%
Consumer loans	0.62%	0.59%	0.94%	0.61%	0.93%
Total net charge-offs - non-covered to average loans	0.40%	0.28%	0.78%	0.40%	1.01%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2011	9/30/2011	12/31/2010	12/31/2011	12/31/2010
Income Statement

Interest income	$196,500	$197,695	$85,040	$592,204	$352,558
Interest income (TE)	199,453	200,835	87,917	604,129	364,385
Interest expense	18,131	20,653	16,100	70,970	82,345
Net interest income (TE)	181,322	180,182	71,817	533,159	282,040
Provision for loan losses	11,512	9,256	11,390	38,732	65,991
Noninterest income excluding
securities transactions	60,592	64,935	35,067	206,426	136,949
Securities transactions gains/(losses)	(20)	16	-	(91)	-
Noninterest expense	205,610	194,019	71,257	594,014	279,260
Income before income taxes	21,819	38,718	21,360	94,823	61,911
Income tax expense	2,854	8,342	4,339	18,064	9,705
Net income	$18,965	$30,376	$17,021	$76,759	$52,206

Merger-related expenses	40,202	22,752	-	86,762	3,167
Securities transactions gains/(losses)	(20)	16	-	(91)	-
Taxes on adjustments	14,078	7,958	-	30,398	1,108
Operating income (c)	$45,109	$45,154	$17,021	$133,214	$54,265

Difference between interest income and interest income (TE)	$2,953	$3,140	$2,877	$11,925	$11,827
Provision for loan losses	11,512	9,256	11,390	38,732	65,991
Merger-related expenses	40,202	22,752	-	86,762	3,167
Less securities transactions gains/(losses)	(20)	16	-	(91)	-
Income tax expense	2,854	8,342	4,339	18,064	9,705
Pre-tax, pre-provision profit (PTPP) (d)	$76,506	$73,850	$35,627	$232,333	$142,896

Noninterest Income and Noninterest Expense

Service charges on deposit accounts	$16,520	$16,858	$10,187	$55,265	$45,335
Trust fees	7,433	7,215	4,324	23,940	16,715
Debit card & merchant fees	8,338	11,064	3,768	28,879	14,941
Insurance fees	4,290	4,357	3,773	16,524	14,461
Investment & annuity fees	3,974	4,642	2,333	15,016	10,181
ATM fees	3,904	4,126	2,574	14,052	9,486
Secondary mortgage market operations	3,564	3,477	3,178	10,484	8,915
Other income	12,569	13,196	4,930	42,266	16,915
Noninterest income excluding
securities transactions	$60,592	$64,935	$35,067	$206,426	$136,949
Securities transactions gains/(losses)	(20)	16	-	(91)	-
Total noninterest income including
securities transactions	$60,572	$64,951	$35,067	$206,335	$136,949

Personnel expense	$88,485	$92,821	$36,006	$272,642	$142,015
Occupancy expense (net)	14,398	13,877	5,977	42,890	23,799
Equipment expense	3,625	3,837	2,706	13,808	10,512
Other operating expense	51,681	53,635	25,912	161,361	97,039
Amortization of intangibles	7,219	7,097	656	16,551	2,728
Merger-related expenses	40,202	22,752	-	86,762	3,167
Total noninterest expense	$205,610	$194,019	$71,257	$594,014	$279,260

(c) Net income less tax-effected merger costs and securities gains/losses. Management believes that this is a useful financial measure because it enables investors to assess ongoing operations.
(d)  Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense, merger items, and securities transactions. Management believes that PTPP profit is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2011	9/30/2011	12/31/2010	12/31/2011	12/31/2010
Period-end Balance Sheet

Commercial non-real estate loans	$3,800,230	$3,653,336	$1,081,621	$3,800,230	$1,081,621
Construction and land development loans	1,263,005	1,337,961	652,857	1,263,005	652,857
Commercial real estate loans	2,998,923	3,051,216	1,413,287	2,998,923	1,413,287
Residential mortgage loans	1,507,498	1,483,537	659,689	1,507,498	659,689
Consumer loans	1,607,370	1,575,516	1,149,710	1,607,370	1,149,710
Total loans	11,177,026	11,101,566	4,957,164	11,177,026	4,957,164
Loans held for sale	72,378	64,545	21,866	72,378	21,866
Securities	4,496,900	4,604,835	1,488,885	4,496,900	1,488,885
Short-term investments	1,184,419	895,235	639,163	1,184,419	639,163
Earning assets	16,930,723	16,666,181	7,107,078	16,930,723	7,107,078
Allowance for loan losses	(124,881)	(118,113)	(81,997)	(124,881)	(81,997)
Other assets	2,968,254	2,867,621	1,113,246	2,968,254	1,113,246
Total assets	$19,774,096	$19,415,689	$8,138,327	$19,774,096	$8,138,327

Noninterest bearing deposits	$5,516,336	$5,050,354	$1,127,246	$5,516,336	$1,127,246
Interest bearing transaction deposits	5,720,235	5,744,234	1,995,081	5,720,235	1,995,081
Interest bearing public fund deposits	1,620,261	1,361,860	1,216,702	1,620,261	1,216,702
Time deposits	2,856,747	3,135,761	2,436,690	2,856,747	2,436,690
Total interest bearing deposits	10,197,243	10,241,855	5,648,473	10,197,243	5,648,473
Total deposits	15,713,579	15,292,209	6,775,719	15,713,579	6,775,719
Other borrowed funds	1,415,694	1,278,646	388,352	1,415,694	388,352
Other liabilities	277,660	418,172	117,708	277,660	117,708
Common shareholders' equity	2,367,163	2,426,662	856,548	2,367,163	856,548
Total liabilities & common equity	$19,774,096	$19,415,689	$8,138,327	$19,774,096	$8,138,327

Capital Ratios

Common shareholders' equity	$2,367,163	$2,426,662	$856,548	$2,367,163	$856,548
Tier 1 capital	1,506,218	1,549,465	782,301	1,506,218	782,301
Tangible common equity ratio	7.96%	8.56%	9.69%	7.96%	9.69%
Common equity (period-end) as a percent of total assets (period-end)	11.97%	12.50%	10.52%	11.97%	10.52%
Leverage (Tier 1) ratio	8.17%	8.28%	9.65%	8.17%	9.65%
Tier 1 risk-based capital ratio (e)	11.46%	11.91%	15.34%	11.46%	15.34%
Tier 1 common capital ratio (e)	11.46%	11.82%	15.34%	11.46%	15.34%
Total risk-based capital ratio (e)	13.55%	13.99%	16.60%	13.55%	16.60%

(e) = estimated for most recent period end

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2011	9/30/2011	12/31/2010	12/31/2011	12/31/2010
Average Balance Sheet

Commercial non-real estate loans	$3,806,858	$3,651,227	$1,033,980	$2,590,707	$1,012,950
Construction and land development loans	1,259,063	1,350,920	647,552	1,022,344	712,818
Commercial real estate loans	2,923,373	3,138,921	1,405,649	2,354,944	1,369,077
Residential mortgage loans	1,492,347	1,527,915	702,285	1,137,922	733,996
Consumer loans	1,660,547	1,579,745	1,162,067	1,408,104	1,176,912
Total loans	11,142,188	11,248,728	4,951,533	8,514,021	5,005,753
Securities	4,224,492	4,358,802	1,485,732	3,074,373	1,559,018
Short-term investments	1,062,857	983,784	606,927	955,325	698,043
Earning assets	16,429,537	16,591,314	7,044,192	12,543,719	7,262,814
Allowance for loan losses	(118,245)	(114,304)	(80,248)	(102,784)	(73,190)
Other assets	3,020,087	3,078,674	1,216,267	2,281,136	1,236,610
Total assets	$19,331,379	$19,555,684	$8,180,211	$14,722,071	$8,426,234

Noninterest bearing deposits	$5,231,197	$4,931,084	$1,139,094	$3,400,064	$1,076,829
Interest bearing transaction deposits	5,710,749	5,840,493	1,989,250	4,194,758	1,940,470
Interest bearing Public Fund deposits	1,344,422	1,400,972	1,088,384	1,314,633	1,163,993
Time deposits	3,019,195	3,289,155	2,506,736	2,807,098	2,736,206
Total interest bearing deposits	10,074,366	10,530,620	5,584,370	8,316,489	5,840,669
Total deposits	15,305,563	15,461,704	6,723,464	11,716,553	6,917,498
Other borrowed funds	1,322,237	1,405,815	465,446	1,000,998	515,626
Other liabilities	280,655	268,762	115,974	203,403	127,400
Common shareholders' equity	2,422,924	2,419,403	875,327	1,801,117	865,710
Total liabilities & common equity	$19,331,379	$19,555,684	$8,180,211	$14,722,071	$8,426,234

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

Supplemental Asset Quality Information (excluding covered assets and acquired loans) 1	12/31/2011	9/30/2011	12/31/2010
Non-accrual loans (2) (3)	$79,164	$65,782	$66,988
Restructured loans	18,145	14,048	12,641
Total non-performing loans	97,309	79,830	79,629
Foreclosed assets (4)	115,769	99,834	17,595
Total non-performing assets	$213,078	$179,664	$97,224
Non-performing assets as a percent of loans and foreclosed assets	4.26%	3.88%	2.33%
Accruing loans 90 days past due	$4,871	$531	$1,492
Accruing loans 90 days past due as a percent of loans	0.10%	0.01%	0.04%
Non-performing assets + accruing loans 90 days past due
to loans and foreclosed assets	4.36%	3.89%	2.37%
Allowance for loan losses (5)	$83,246	$84,366	$81,325
Allowance for loan losses as a percent of period-end loans	1.70%	1.86%	1.96%
Allowance for loan losses to nonperforming loans + accruing loans
90 days past due	81.47%	104.98%	100.25%

(1) Covered and acquired loans are considered to be performing due to the application of the accretion method under acquisition accounting. Acquired loans are recorded at fair value with no allowance brought forward in accordance with acquisition accounting. Certain acquired loans and foreclosed assets are also covered under FDIC loss sharing agreements, which provide considerable protection against credit risk.  Due to the protection of loss sharing agreements and impact of acquisition accounting, management has excluded acquired loans and covered assets from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.
(2) Excludes acquired covered loans not accounted for under the accretion method of $19,337, $34,106, and $45,286.
(3) Excludes non-covered acquired loans at fair value not accounted for under the accretion method of $1,117, $1,061 and $0 .
(4) Excludes covered foreclosed assets of $43,982, $23,306, and $15,682.
On June 4, 2011, Hancock acquired $87,895 of foreclosed assets in the Whitney merger.
(5) Excludes allowance for loan losses recorded on covered acquired loans of $41,634, $33,747 and $672.

	9/30/2011
	Originated Loans (1)	Acquired Loans (2)	Covered Loans (3)	Total
Commercial non-real estate loans	$1,359,818	$2,250,475	$43,043	$3,653,336
Construction and land development loans	516,562	673,196	148,203	1,337,961
Commercial real estate loans	1,242,877	1,730,325	78,014	3,051,216
Residential mortgage loans	411,598	776,993	294,946	1,483,537
Consumer loans	1,001,162	416,729	157,625	1,575,516
Total loans	$4,532,017	$5,847,718	$721,831	$11,101,566
Change in loan balance from previous quarter	$348,659	($470,168)	($25,978)	($147,487)

	12/31/2011
	Originated Loans (1)	Acquired Loans (2)	Covered Loans (3)	Total
Commercial non-real estate loans	$1,525,409	$2,236,758	$38,063	$3,800,230
Construction and land development loans	540,806	603,371	118,828	1,263,005
Commercial real estate loans	1,259,757	1,656,515	82,651	2,998,923
Residential mortgage loans	487,147	734,669	285,682	1,507,498
Consumer loans	1,074,611	386,540	146,219	1,607,370
Total loans	$4,887,730	$5,617,853	$671,443	$11,177,026
Change in loan balance from previous quarter	$355,713	($229,865)	($50,388)	$75,460

(1) Loans which have been originated in the normal course of business.  Balances include approximately $760 million and $427 million of newly originated loans from legacy Whitney locations since the acquisition as of December 31, 2011 and September 30, 2011, respectively.
(2) Loans which have been acquired and no allowance brought forward in accordance with acquisition accounting.
(3) Loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

	Three Months Ended
	12/31/2011			9/30/2011			12/31/2010
	Interest	Volume	Rate	Interest	Volume	Rate	Interest	Volume	Rate

Average Earning Assets
Commercial & real estate loans (TE)	$116,800	$7,989,294	5.80%	$113,111	$8,141,068	5.51%	$40,945	$3,087,181	5.27%
Residential mortgage loans	26,128	1,492,347	7.00%	26,166	1,527,915	6.85%	10,789	702,285	6.14%
Consumer loans	29,194	1,660,547	6.98%	28,328	1,579,745	7.11%	20,532	1,162,067	7.01%
Loan fees & late charges	753	-	0.00%	886	-	0.00%	26	-	0.00%
Total loans (TE)	$172,875	$11,142,188	6.16%	$168,491	$11,248,728	5.95%	$72,292	$4,951,533	5.80%

US treasury securities	6	2,460	0.95%	11	10,617	0.41%	14	10,799	0.50%
US agency securities	1,539	258,051	2.39%	1,851	362,689	2.04%	444	106,129	1.67%
CMOs	5,478	1,118,398	1.96%	7,129	1,089,308	2.62%	2,962	378,455	3.13%
Mortgage backed securities	15,163	2,526,939	2.40%	19,003	2,567,892	2.96%	8,939	788,474	4.53%
Municipals (TE)	3,358	297,648	4.51%	3,471	306,863	4.52%	2,734	183,833	5.95%
Other securities	351	20,996	6.68%	246	21,433	4.58%	204	18,042	4.51%
Total securities (TE)	$25,895	$4,224,492	2.45%	$31,711	$4,358,802	2.91%	$15,297	$1,485,732	4.12%

Total short-term investments	$683	$1,062,857	0.25%	$633	$983,784	0.26%	$329	$606,927	0.22%

Average earning assets yield (TE)	$199,453	$16,429,537	4.83%	$200,835	$16,591,314	4.82%	$87,918	$7,044,192	4.97%

Interest-bearing Liabilities
Interest-bearing transaction deposits	$2,644	$5,710,749	0.18%	$2,955	$5,840,493	0.20%	$1,889	$1,989,250	0.38%
Time deposits	9,303	3,019,195	1.22%	11,064	3,289,155	1.33%	10,403	2,506,736	1.65%
Public Funds	1,027	1,344,422	0.30%	1,119	1,400,972	0.32%	1,780	1,088,384	0.65%
Total interest bearing deposits	$12,974	$10,074,366	0.51%	$15,138	$10,530,620	0.57%	$14,072	$5,584,370	1.00%

Total borrowings	$5,157	$1,322,237	1.55%	$5,515	$1,405,815	1.56%	$2,028	$465,446	1.73%

Total interest bearing liabilities cost	$18,131	$11,396,603	0.63%	$20,653	$11,936,435	0.69%	$16,101	$6,049,816	1.06%

Net interest-free funding sources		5,032,934			4,654,879			994,376

Total Cost of Funds	$18,131	$16,429,537	0.44%	$20,653	$16,591,314	0.50%	$16,101	$7,044,192	0.91%

Net Interest Spread (TE)	$181,322		4.20%	$180,182		4.13%	$71,817		3.91%

Net Interest Margin (TE)	$181,322	$16,429,537	4.39%	$180,182	$16,591,314	4.32%	$71,817	$7,044,192	4.06%

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

	Twelve Months Ended
	12/31/2011			12/31/2010
	Interest	Volume	Rate	Interest	Volume	Rate

Average Earning Assets
Commercial & real estate loans (TE)	$330,301	$5,967,995	5.53%	$163,833	$3,094,845	5.29%
Residential mortgage loans	77,958	1,137,922	6.85%	45,036	733,996	6.14%
Consumer loans	98,324	1,408,104	6.98%	84,832	1,176,912	7.21%
Loan fees & late charges	1,815	-	0.00%	232	-	0.00%
Total loans (TE)	$508,398	$8,514,021	5.97%	$293,933	$5,005,753	5.86%

US treasury securities	42	8,652	0.49%	72	11,437	0.63%
US agency securities	5,628	277,509	2.03%	3,964	152,268	2.60%
CMOs	18,900	742,508	2.55%	10,493	284,397	3.69%
Mortgage backed securities	55,572	1,772,212	3.14%	42,350	905,212	4.68%
Municipals (TE)	12,338	249,164	4.95%	10,966	188,769	5.81%
Other securities	1,120	24,328	4.60%	856	16,935	5.05%
Total securities (TE)	$93,600	$3,074,373	3.04%	$68,701	$1,559,018	4.41%

Total short-term investments	$2,131	$955,325	0.22%	$1,750	$698,043	0.25%

Average earning assets yield (TE)	$604,129	$12,543,719	4.82%	$364,384	$7,262,814	5.01%

Interest-Bearing Liabilities
Interest-bearing transaction deposits	$8,789	$4,194,758	0.21%	$9,013	$1,940,470	0.46%
Time deposits	41,755	2,807,098	1.49%	54,371	2,736,206	1.99%
Public Funds	5,147	1,314,633	0.39%	9,519	1,163,993	0.82%
Total interest bearing deposits	$55,691	$8,316,489	0.67%	$72,903	$5,840,669	1.25%

Total borrowings	$15,280	$1,000,998	1.53%	$9,442	$515,626	1.83%

Total interest bearing liabilities cost	$70,971	$9,317,487	0.76%	$82,345	$6,356,295	1.30%

Net interest-free funding sources		3,226,232			906,518

Total Cost of Funds	$70,971	$12,543,719	0.57%	$82,345	$7,262,814	1.13%

Net Interest Spread (TE)	$533,159		4.06%	$282,039		3.71%

Net Interest Margin (TE)	$533,159	$12,543,719	4.25%	$282,039	$7,262,814	3.88%